AMENDED AND RESTATED
                            ASSET EXCHANGE AGREEMENT


     AGREEMENT, dated as of February 8, 1999, by and among ELECTRIC & GAS TECHNOLOGY, INC., a Texas corporation with offices at 13636 Neutron Road, Dallas Texas 75244-4410 ("ELGT"), and PROVIDENT PIONEER PARTNERS, L.P., a Delaware limited partnership with offices at 122 East 42nd Street, Suite 1115, New York, New York 10168 ("Provident"), and PIONEER POWER, INC., a Delaware corporation ("Newco").


                               W I T N E S E T H:


     WHEREAS, on November 23, 1998, ELGT and Provident entered into the Asset Exchange Agreement (the "Prior Agreement"); and

     WHEREAS, the parties desire to add Newco as a party and to restate and amend all of the terms and provisions of the Prior Agreement in their entirety, in order that such terms and provisions shall, from and after the date hereof, solely be as hereinafter set forth in this Agreement; and

     WHEREAS, the parties desire to enter into the Transaction (as defined below), subject to the terms and conditions set forth below;



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     NOW, THEREFORE, the parties hereto agree as follows:

     1. The  Transaction.  Prior to the Closing (as  hereinafter  defined),  the
parties  shall  engage  in  the  following  with  respect  to  the   transaction
contemplated by this Agreement (the "Transaction"):

            (a) ELGT has caused a new wholly-owned subsidiary ("Newco") to be organized in the State of Delaware under the name "Pioneer Power, Inc."

            (b) Provident shall transfer to Newco all of the equity interests in Provident or PTL (as defined below) in exchange for (i) approximately eighty percent (80%) of the outstanding capital stock of Newco and (ii) warrants to purchase additional shares of Newco in such quantity, at such prices and at such times as will be mutually agreed upon by the parties (such stock and warrants being hereinafter collectively referred to as the "Provident Newco Stock"). As of the date hereof: (i) Provident owns (and on the Closing Date will own) all of the outstanding capital stock of Pioneer Transformers Ltd., a Canadian company engaged in the manufacture and sale of electrical power and distribution transformers ("PTL"); and
      (ii) PTL, in turn, owns (and on the Closing Date will own) all of the outstanding capital stock of Bernard Granby Realty, Inc., a Canadian corporation which owns certain real property located in Granby, Quebec, Canada.


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



          (c) (i) ELGT and Retech (as hereinafter defined) shall assign and transfer the Note (as defined below) to Newco in exchange for (A) approximately twenty percent (20%) of the outstanding capital stock of Newco; and (B) warrants to purchase additional shares of Newco in such quantity, at such prices and at such times as will be mutually agreed upon by the parties (such stock and warrants being hereinafter collectively referred to as the "ELGT Newco Stock"). On or prior to the Closing Date, ACBC (as defined below) and ELGT and/or Retech shall enter into an agreement amending the Note to provide for an outstanding balance of $1,250,000.00 as of the Closing Date, and an amended Promissory Note evidencing same will be duly issued (the "Note Amendment"). ELGT will then "spinoff" or effect a dividend and distribution of all of the ELGT Newco Stock, except for the Retained Newco Stock (as hereinafter defined), if any, to the ELGT stockholders, thereby making Newco a public company (the "Spinoff"). At the Closing, ELGT and Retech shall deliver or cause to be delivered to Newco documentation evidencing the assignment and transfer of the Note.

               (ii) For purposes hereof, the "Note" shall mean the Promissory Note, dated May 3, 1995, issued by American Circuit Breaker Corporation, a New York corporation and an affiliate of Provident ("ACBC"), to Retech, Inc. (formerly Superior Technology, Inc.), a Texas corporation and wholly owned subsidiary of ELGT ("Retech"), evidencing a loan in the principal amount of $1,250,000.00, as amended by the Note Amendment.


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



     2. Retained Newco Stock. ELGT hereby represents and warrants to Provident that, in the event that any ELGT Newco Stock will be retained by ELGT and not distributed to the public stockholders of ELGT as part of the Spinoff, but in no event exceeding four percent (4%) of the total outstanding capital stock of Newco (the "Retained Newco Stock"), then such Retained Newco Stock shall not at any time be assigned or otherwise transferred by ELGT in any manner whatsoever, except in compliance with applicable laws and in a manner which does not otherwise affect the status of the Transaction under applicable tax and securities laws, respectively. Notwithstanding the foregoing, in the event that any ELGT Proceedings (as hereinafter defined) shall at any time be commenced against ELGT, then upon receipt of written demand therefor from Provident and/or Newco, ELGT shall promptly effect a pro-rata stock dividend or distribution of all of the Retained Newco Stock to ELGT's public stockholders. Notwithstanding anything to the contrary herein contained, the representations, warranties, covenants and agreements in respect of the Retained Newco Stock set forth in this Section 2 shall survive the Closing hereunder without any limitation. In the event that Provident and/or Newco and/or their respective directors, officers, stockholders, partners or agents shall at any time suffer or incur any Liability (as hereinafter defined in Section 7(a)) arising out of any distribution of the Retained Newco Stock or otherwise, then ELGT shall indemnify Provident and/or Newco pursuant to the indemnification provisions set forth in
Section 7 hereof.


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



      3. Litigation. In June, 1997, the Litigation (as defined below) was commenced regarding certain transactions related to the Note, and each of the parties has asserted claims against the other in connection with the Note and such related transactions. The Transaction is being made and entered into in consideration of the settlement of the Litigation and all claims asserted in connection therewith. On December 12, 1997, the Litigation was dismissed without prejudice. At the Closing, the parties to the Litigation and their respective affiliates shall exchange mutual general releases of any and all claims against each other, whether relating to the Litigation, the Note or otherwise, and ELGT shall utilize its best efforts to obtain documentation evidencing the termination of the Litigation with prejudice. For purposes hereof, the "Litigation" shall mean Electric & Gas Technology, Inc. and Hydel Enterprises, Inc. vs. American Circuit Breaker Corporation, Cause No. 3:97-CV-1888-T, filed in the United States District Court for the Northern District of Texas.

     4. Closing Date; Transaction Effective Date.

          (a) The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Messrs. Shiboleth, Yisraeli, Roberts & Zisman, L.L.P., 350 Fifth Avenue, Suite 6001, New York, New York 10118-6098, at 10:00 A.M., local time, on the date which shall be the tenth (10th) business day following the Registration Statement Effective Date (as hereinafter defined) (the "Closing Date").

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




          (b) Notwithstanding anything to the contrary herein contained, upon the occurrence of the Closing hereunder and the satisfaction of all of the conditions set forth in Section 11 hereof and compliance with the other terms and conditions of this Agreement, then for accounting purposes, the Transaction shall be deemed to be effective as of July 31, 1998 (the"Transaction Effective Date"). Accordingly, upon the Closing, effective control of Provident's equity interests shall be deemed transferred to Newco as of the Transaction Effective Date without restriction, except those required to protect Provident and/or its partners.

     5. Registration Statement. (a) As soon as practicable following the date hereof, ELGT shall cause Newco to prepare and file a registration statement on Form 10SB with the U.S. Securities and Exchange Commission ("SEC") with respect to the Transaction, including the Spinoff (the "Registration Statement"). In addition, concurrently with the filing of the Registration Statement, ELGT shall prepare and file with the SEC an information statement (the "Information Statement") describing the Transaction and Spinoff which shall be distributed to ELGT's stockholders following the Closing. The parties shall cause each of the Registration Statement and Information Statement to comply with all applicable requirements of the Securities Act of 1933, as amended (the "1933 Act"), and Securities Exchange Act of 1934, as amended (the "1934 Act"), respectively, the rules and regulations promulgated thereunder, and all applicable state securities laws, rules and regulations. Notwithstanding anything

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



to the contrary herein contained, this Agreement and the Transaction shall be subject to, and conditioned upon, the Registration Statement becoming or being deemed effective by the SEC (the "Registration Statement Effective Date") on or prior to July 31, 1999 (the "Outside Date").

            (b) Provident and ELGT shall pay all costs and expenses in connection with the preparation and filing of the Registration Statement and Information Statement, respectively, including without limitation, filing fees, printing, accounting, legal, broker and/or finders fees, in a manner to be agreed upon by the parties.

     6. Resale Registration Statement. Upon written demand by Provident at any time following the Closing Date, Newco shall prepare and file a registration statement with the SEC on Form SB-2 or on any other form for which Newco shall then be eligible (the "Resale Registration Statement") to register the resale by Provident and/or its partners of the Provident Newco Stock from time to time in open market transactions or in private transactions. Newco shall be required to take any and all steps reasonably necessary to make the Resale Registration Statement effective and to maintain the effectiveness thereof, including the filing of such prospectus supplements and/or post-effective amendments (including post-effective amendments necessary to update the financial statements of Newco included in the Resale Registration Statement) as shall be necessary to maintain the effectiveness of the Resale Registration Statement and to allow Provident and/or its partners to sell Provident Newco Stock pursuant thereto. Newco shall maintain the effectiveness of the Resale Registration Statement until such time as Provident and/or its partners shall be permitted to sell all of the Provident Newco Stock pursuant to Rule 144(k) without restriction or limitation as to volume or manner of sale. All expenses incurred in connection with the preparation and filing of such Resale Registration Statement, including without limitation, all registration and filing fees, printing expenses, expenses of compliance with blue sky laws, legal, accounting and other fees and expenses, shall be borne solely by Newco. ELGT shall furnish or cause to be furnished any documentation

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



reasonably required to evidence consent or approval relating to the preparation and filing of such Resale Registration Statement.

     7. Indemnification. (a) Provident hereby agrees to indemnify and hold harmless ELGT and its officers and directors (the "Provident Indemnified Parties") from and against any and all claims, demands, actions, losses, costs, damages, liabilities and expenses (including, without limitation, reasonable attorneys' fees and expenses) (collectively, the "Liabilities"), based upon, arising out of or resulting from any untrue statement of a material fact contained in the Registration Statement and/or Information Statement, or any omission to state therein a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, except insofar as any such Liabilities are based upon, arise out of or result from any information furnished by ELGT and/or its directors, officers, agents or representatives.

          (b) ELGT hereby agrees to indemnify and hold harmless Provident and/or Newco and their respective stockholders, partners, directors, officers and agents (the "ELGT Indemnified Parties") from and against any and all Liabilities based upon, arising out of or resulting from: (i) any untrue statement of a material fact contained in the Registration Statement, and/or Information Statement, or any omission to state therein a material fact necessary in order to make the statements made herein, in light of the circumstances under which they were made, not misleading, based upon, arising out of or resulting

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



from any information furnished by ELGT and/or its directors, officers, agents or representatives; and (ii) the Retained Newco Stock as set forth in Section 2 hereof.

          (c) Upon receipt of actual notice of any claim pursuant to which any Indemnified Party (i.e., Provident Indemnified Party or ELGT Indemnified Party) may seek indemnification under this Section 7 (a "Claim"), the Indemnified Party shall promptly submit notice thereof to the party required to furnish indemnification under this Section 7 (the "Indemnifying Party"). The failure of the Indemnified Party so to notify the Indemnifying Party of any such Claim shall not relieve the Indemnifying Party from any liability it may have under this Section 7, to the extent that such failure to notify is not prejudicial. The Indemnifying Party shall have the right to conduct the defense of any Claim and litigation arising therefrom; provided, however, that the Indemnified Party shall have the right to employ separate counsel and to participate in such defense, but the fees and expenses of any such separate counsel shall be at the sole expense of the Indemnified Party. The Indemnifying Party and the Indemnified Party shall cooperate with, and assist, one another in the defense of any Claim hereunder. No settlement of any Claim shall be made without the consent of the Indemnified Party, which consent shall not be unreasonably withheld or delayed.


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



     8. Representations of ELGT.


     ELGT  hereby  makes  the  following   representations   and  warranties  to
Provident:

          (a) Valid Corporate Existence. ELGT is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas, and has the corporate power to carry on its business as now being conducted and to own its assets. ELGT is duly qualified to conduct business and is in good standing as a foreign corporation in those jurisdictions in which ELGT required to qualify in order to own its assets and properties or to carry on its business.

          (b) No Consents. There are no consents and approvals of governmental and other regulatory agencies, foreign or domestic, or of other third parties which are required to be obtained by or on behalf of ELGT in order to enable ELGT to enter into and carry out this Agreement and the Transaction in all material respects.

          (c) Corporate Authority; Binding Nature of Agreement. ELGT has the full power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement and the consummation of the Transaction contemplated hereby have been duly authorized by ELGT and the Board of Directors of ELGT and no other corporate proceedings on the part of ELGT are necessary in order to authorize the execution and delivery of this Agreement and the consummation of the Transaction contemplated hereby.

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     This Agreement  constitutes the valid and binding obligation of ELGT and is enforceable in accordance with its terms, subject to applicable bankruptcy, reorganization, moratorium or similar laws relating to the enforcement of creditors' rights generally and the application of general principles of equity.

          (d) ELGT Proceedings. Except as set forth on Schedule A annexed hereto, there are no actions, suits, proceedings or governmental investigations relating to or involving ELGT by or before any court or governmental or other regulatory agency or commission, including without limitation, the SEC (collectively, "ELGT Proceedings"), either pending or, to the knowledge of ELGT, after reasonable inquiry, threatened, or any outstanding order, injunction, judgment, writ, award or decree against ELGT, its business, properties and/or assets.

          (e) No Breach. Neither the execution and delivery of this Agreement nor compliance by ELGT with any of the provisions hereof nor consummation of the transactions contemplated hereby, will:

               (i) violate or conflict with any provision of the Articles of Incorporation or By-Laws of ELGT;

               (ii) violate or, alone or with notice or the passage of time, result in the material breach or termination of, or otherwise give any contracting party the right to terminate, or declare a default under, the terms of any agreement or other document or undertaking, oral or written, to which ELGT is a party or by which it may be bound

                                       12

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          (except  for such  violations,  conflicts,  breaches or defaults as to which required waivers or consents by other parties have been, or will, prior to the Closing, be obtained);

               (iii) violate any judgment, order, injunction, decree or award against, or binding upon ELGT and/or its assets or business; or

               (iv) violate any law or regulation of any jurisdiction relating to ELGT and/or its assets, business or securities.

     8A. Representations Regarding Newco.


     ELGT hereby makes the following representations and warranties to Provident with respect to Newco:

          (a) Valid Corporate Existence. Newco is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has the corporate power to carry on its business as now being conducted and to own its assets.

          (b) No Consents. There are no consents and approvals of governmental and other regulatory agencies, foreign or domestic, or of other third parties which are required to be obtained by or on behalf of Newco in order to enable Newco to enter into and carry out this Agreement and the Transaction in all material respects.

                                       13

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          (c) Corporate  Authority;  Binding Nature of Agreement.  Newco has the
     full power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement and the
     consummation  of  the  Transaction   contemplated  hereby  have  been  duly
     authorized by ELGT and the Board of Directors of Newco and no other corporate proceedings on the part of Newco are necessary in order to authorize the execution and delivery of this Agreement and the consummation of the Transaction contemplated hereby. This Agreement constitutes the valid and binding obligation of Newco and is enforceable in accordance with its terms, subject to applicable bankruptcy, reorganization, moratorium or similar laws relating to the enforcement of creditors' rights generally and the application of general principles of equity.

          (d) No Proceedings. There are no actions, suits, proceedings or governmental investigations relating to or involving Newco by or before any court or governmental or other regulatory agency or commission, including without limitation, the SEC, either pending or, to the knowledge of ELGT, after reasonable inquiry, threatened, or any outstanding order, injunction, judgment, writ, award or decree against Newco, its business, properties and/or assets.

          (e) No Breach. Neither the execution and delivery of this Agreement nor compliance by Newco with any of the provisions hereof nor consummation of the transactions contemplated hereby, will:

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               (i) violate or conflict with any provision of the  Certificate of
          Incorporation or By-Laws of Newco;

               (ii) violate or, alone or with notice or the passage of time, result in the material breach or termination of, or otherwise give any contracting party the right to terminate, or declare a default under, the terms of any agreement or other document or undertaking, oral or written, to which Newco is a party or by which it may be bound (except for such violations, conflicts, breaches or defaults as to which required waivers or consents by other parties have been, or will, prior to the Closing, be obtained);

               (iii) violate any judgment, order, injunction, decree or award against, or binding upon Newco and/or its assets or business; or

               (iv) violate any law or regulation of any jurisdiction relating to Newco and/or its assets, business or securities.

          (f) Assets; Liabilities: Newco has no assets or properties except as set forth in Schedule B annexed hereto. In addition, Newco has no debts, liabilities, obligations, contracts or commitments of any kind or nature whatsoever (the "Liabilities") except as set forth on Schedule B-1 annexed hereto, and since its date of incorporation (July 28, 1998), Newco has not incurred any such Liabilities except as set forth on said Schedule B-1.

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     9. Representations of Provident.


     Provident  hereby makes the  following  representations  and  warranties to
ELGT:

          (a) Valid Existence. Provident is a limited partnership duly organized and validly existing under the laws of the State of Delaware,and has the power to carry on its business as now being conducted and to own its assets.

          (b) No Consents. There are no consents and approvals of governmental and other regulatory agencies, foreign or domestic, or of other third parties which are required to be obtained by or on behalf of Provident in order to enable Provident to enter into and carry out this Agreement and the Transaction in all material respects.

          (c) Binding Nature of Agreement. Provident has the power to enter into this Agreement and to carry out its obligations hereunder. This Agreement constitutes the valid and binding obligation of Provident and is enforceable in accordance with its terms, subject to applicable bankruptcy, reorganization, moratorium or similar laws relating to the enforcement of creditors' rights generally and the application of general principles of equity.


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          (d) No  Proceedings.  There  are no  actions,  suits,  proceedings  or governmental investigations relating to or involving Provident by or before any court or governmental or other regulatory agency or commission, including without limitation, the SEC, either pending or, to the knowledge of Provident, after reasonable inquiry, threatened, or any outstanding order, injunction, judgment, writ, award or decree against Provident, its business, properties and/or assets.

          (e) No Breach. Neither the execution and delivery of this Agreement nor compliance by Provident with any of the provisions hereof nor consummation of the transactions contemplated hereby, will:

               (i) violate or conflict with any provision of the partnership agreement or other organizational document of Provident;

               (ii) violate or, alone or with notice or the passage of time, result in the material breach or termination of, or otherwise give any contracting party the right to terminate, or declare a default under, the terms of any agreement or other document or undertaking, oral or written, to which Provident is a party or by which it may be bound (except for such violations, conflicts, breaches or defaults as to which required waivers or consents by other parties have been, or will, prior to the Closing, be obtained);

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




               (iii) violate any judgment, order, injunction, decree or award against, or binding upon, Provident; or

               (iv) violate any law or regulation of any jurisdiction relating to Provident.

     10. Access. From and after the date hereof and until the Closing or earlier termination of this Agreement, Provident shall afford to ELGT and its representatives reasonable access, during regular business hours and upon reasonable prior notice, to the books and records of Provident and/or PTL.

     11. Conditions to Closing .

               (a) Provident Conditions. The obligations of Provident to enter into and complete the Closing are subject to the fulfillment, on or prior to the Closing Date, of each of the following conditions, any one or more of which may be waived by Provident (except when the fulfillment of such condition is a requirement of law):

                    (i) Representations. All representations and warranties of ELGT and/or Newco contained in this Agreement or other document delivered pursuant hereto shall be true and correct in all material respects as of the Closing Date, as if made at the Closing and as of the Closing Date.


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



                    (ii) No Actions. No action, suit, proceeding or investigation shall have been instituted, and be continuing before a court or before or by a governmental body or agency, or shall have been threatened and be unresolved, to restrain or to prevent or to obtain damages in respect of, the carrying out of the Transaction.

                    (iii) Registration Statement. The Registration Statement shall become or be deemed effective by the SEC on or prior to the Outside Date (July 31, 1999).

                    (iv) Transaction. Each of the steps of the Transaction shall have been duly completed in accordance with Section 1 hereof.

                    (v) Termination.  The parties to the Litigation  (i.e., ACBC and ELGT and/or Retech) shall have duly executed and delivered documentation evidencing termination of such Litigation with prejudice, if available.

                    (vi) Note Amendment.  ACBC and ELGT and/or Retech shall have duly executed and delivered the Note Amendment.

                    (vii) Market Makers. Provident shall receive assurances that there shall be not less than two (2) registered market makers acceptable to Provident and its counsel who shall participate in the quoting of Newco's stock, and such stock shall be quoted on the OTC

               Bulletin Board or listed on NASDAQ immediately following the Closing, which assurances shall be acceptable to Provident and its counsel in their sole discretion.

          (b) ELGT Conditions. The obligations of ELGT to enter into and complete the Closing are subject to the fulfillment, on or prior to the Closing Date, of each of the following conditions, any one or more of which may be waived by ELGT (except when the fulfillment of such condition is a requirement of law):

               (i) Representations. All representations and warranties of Provident contained in this Agreement or other document delivered pursuant hereto shall be true and correct in all material respects as of the Closing Date, as if made at the Closing and as of the Closing Date. Notwithstanding the foregoing, on the Closing Date, the audited consolidated financial statements of PTL for the year ended December 31, 1997, and the unaudited financial statements of PTL for the period ended June 30 1998, respectively, previously delivered by Provident to ELGT, shall be the true and correct in all material respects as of the respective dates thereof.

               (ii) No Actions. No action, suit, proceeding or investigation shall have been instituted, and be continuing before a court or before or by a governmental body or agency, or shall have been threatened and be unresolved, to restrain or to prevent or to obtain damages in respect of, the carrying out of the Transaction.


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



               (iii) Registration Statement. The Registration Statement shall become or be deemed effective by the SEC on or prior to the Outside Date (July 31, 1999).

               (iv) Transaction. Each of the steps of the Transaction shall have been duly completed in accordance with Section 1 hereof.

               (v) Stockholders' Equity. ELGT shall receive reasonable assurances that, immediately following the Closing, Newco will have stockholders' equity of not less than $500,000.00 in the aggregate (the "Equity Amount"); provided, however, that the determination of the Equity Amount shall be made without regard for, or taking into account, the accounting treatment of the Note.

     12. Survival. The parties hereby agree that their respective representations, warranties, covenants and agreements contained in this Agreement shall survive the Closing for a period of one (1) year, except as set forth in Sections 2 and 7 hereof, respectively, and as otherwise provided herein.

     13. Miscellaneous Provisions.

          (a) Further Assurances. Following the Closing Date, each party hereto shall execute and deliver, or cause to be executed and delivered, such other documents and instruments, and will do and perform all other acts as may reasonably be required by such other party to evidence the validity of, or to perfect the full and proper performance of this Agreement.

          (b)  Expenses.   Except  as  otherwise   expressly  provided  in  this
     Agreement, each of the parties hereto shall bear its own expenses in connection with this Agreement and the transactions contemplated hereby.

          (c) Confidential Information. Each party hereby agrees that such party and its representatives will hold in strict confidence all information and documents received from the other parties and, if the transaction herein contemplated shall not be consummated, each party will continue to hold such information and documents in strict confidence and will return to such other parties all such documents (including the Exhibits hereto) then in such receiving party's possession without retaining copies thereof; provided, however, that each party's obligations under this Section 13(c) to maintain such confidentiality shall not apply to any information or documents that are in the public domain at the time furnished by the others or that become in the public domain thereafter through any means other than as a result of any act of the receiving party or its agents, officers, directors or stockholders, as the case may be, which constitutes a breach of this Agreement, or that are required by applicable law to be disclosed. The parties hereby agree that the remedy at law for any breach of this
     Section 13(c) will be inadequate and a non-breaching party will be entitled to injunctive relief to compel the breaching party to perform or refrain from action required or prohibited hereunder. The remedies set forth in this Section 13(c) shall not be deemed to be exclusive of any rights or remedies which the non-breaching party may be entitled to at law, in equity or otherwise.

          (d) Amendments; Waiver. This Agreement may be amended, modified, superseded or terminated, and any of the terms, covenants, representations, warranties or conditions hereof may be waived, but only by a written instrument executed by the party waiving compliance. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect the right of such party at a later time to enforce the same.

          (e) Publicity. The parties hereby agree that no publicity, release or other public announcement concerning the transactions contemplated by this Agreement shall be issued by either party without the advance approval of both the form and substance of the same by the other party and its counsel, which approval, in the case of any publicity, release or other public announcement required by applicable law, shall not be unreasonably withheld or delayed.

          (f) Notices. Any notice or other communication required or which may be given hereunder shall be in writing and either be delivered by hand or via facsimile transmission (subject to confirmation of receipt), or be mailed by certified or registered mail, postage prepaid, and shall be deemed given when so delivered by hand or via facsimile , or if mailed, three (3) days after the date of mailing, addressed in each case as follows:

                         if to ELGT, at:

                         Electric & Gas Technology, Inc.
                         13636 Neutron Road
                         Dallas Texas 75244-4410
                         Attention: S. Mort Zimmerman, President

                         with a copy to:

                         Carl A. Generes, Esq.
                         4315 West Lovers Lane
                         Dallas, Texas 752090

                         if to Provident, at:

                         Provident Pioneer Partners, L.P.
                         c/o Provident Industries, Inc.
                         122 East 42nd Street
                         Suite 1115
                         New York, NY  10168
                         Attention: Nathan J. Mazurek

                         with a copy to:

                         Shiboleth, Yisraeli, Roberts & Zisman, L.L.P. 350 Fifth Avenue
                         New York, New York 10118-6098
                         Attention: Joshua Glikman, Esq.

     The parties may change the persons and addresses to which the notices or other communications are to be sent by giving written notice of any such change in the manner provided herein for giving notice.

          (g) Binding Effect and Assignment. This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto. No assignment of any rights or delegation of any obligations provided for herein may be made by any party hereto without the express written consent of the other party;

     provided, however, that Provident may at any time assign all or any portion of its right, title and interest under this Agreement to any of its affiliates without the consent or approval of ELGT.

          (h) Entire Agreement. This Agreement contains the entire agreement between the parties with respect to the subject matter hereof, and merges and supersedes all prior agreements and understandings, written or oral, with respect thereto, including without limitation, the Prior Agreement.

          (i) Governing Law. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Delaware, without giving effect to principles of conflicts of law.

          (j) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but which together shall constitute one and the same instrument.



                   [Balance of page intentionally left blank]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                               ELECTRIC & GAS TECHNOLOGY, INC.

                               By: /s/S. Mort Zimmerman
                                   S. Mort Zimmerman, President


                               PROVIDENT PIONEER PARTNERS, L.P.

                               By: PROVIDENT CANADA CORP.
                                   General Partner

                               By: /s/Nathan J. Mazurek
                                   Nathan J. Mazurek, President


                               PIONEER POWER, INC.

                               By: /s/Nathan J. Mazurek
                                   Nathan J. Mazurek, President